Exhibit 10.10

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

BaiJiaYun Group Ltd

and

Aoji Holdings Co., Ltd

Dated as of March 9, 2023

i

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 9, 2023, is entered into by and between (i) BaiJiaYun Group Ltd (previously named Fuwei Films (Holdings) Co., Ltd.), a Cayman Islands company (the “Seller”) and (ii) Aoji Holdings Co., Ltd (the “Purchaser”). The Seller and the Purchaser are referred to in this Agreement collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, the Company (as defined below), together with the other Group Companies (as defined below), engages in manufacturing and distribution of high-quality plastic films;

WHEREAS, the Seller directly owns and intends to sell to the Purchaser all the equity securities of the Company (the “Subject Securities”); and

WHEREAS, on the terms and subject to the conditions set forth herein, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Subject Securities.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Article I

Definitions

Section 1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Affiliate” means any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person, including, without limitation, with respect to any Person that is an individual, his or her Immediate Family Members.

“Agreement” has the meaning ascribed to it in the Preamble.

“Bulletin 7” means Bulletin No. 7 issued by the PRC State Administration of Taxation on February 3, 2015, titled “Bulletin on Certain Questions relating to the Enterprise Income Tax of Indirect Transfers of Assets by Non-Resident Enterprises (关于非居民企业间接转让财产企业所得税若干问题的公告), and any amendment, implementing rules, or official interpretation thereof or any replacement, successor or alternative legislation having the same subject matter thereof.

“Business Day” means a day that is not a Saturday or Sunday or any other day on which banks in Hong Kong, the Cayman Islands, the British Virgin Islands, or the PRC are required or authorized to be closed.

“Closing” has the meaning ascribed to it in Section 2.2.

“Closing Date” the third Business Day after the satisfaction or waiver of the last of the conditions set forth in Article V to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing).

“Company” means FUWEI FILMS（BVI）CO., LTD.. The Seller directly has one hundred percent (100%) ownership interest in Company.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors (or similar governing body) of such Person; the term “Controlled” has the meaning correlative to the foregoing.

“Dispute” has the meaning ascribed to it in Section 8.3.

“Government Authority” means any federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Group Companies” means the Company and any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities Controlled by the Company directly or indirectly through one or more intermediaries.

“HKIAC Rules” has the meaning ascribed to it in Section 8.3.

“HKIAC” has the meaning ascribed to it in Section 8.3.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Immediate Family Members” means, with respect to any natural Person, (a) such Person’s spouse, parents, parents-in-law, grandparents, children, grandchildren, siblings and siblings-in-law (in each case whether adoptive or biological), (b) spouses of such Person’s children, grandchildren and siblings (in each case whether adoptive or biological) and (c) estates, trusts, partnerships and other Persons which directly or indirectly through one or more intermediaries are Controlled by the foregoing.

“Indemnified Party” has the meaning ascribed to it in Section 7.2(c).

“Indemnifying Party” has the meaning ascribed to it in Section 7.2(c).

“knowledge” means with respect to the Seller, the knowledge actually possessed and, with respect to the Purchaser, the knowledge actually possessed.

“Law” means any foreign, federal, state, municipal or local law, statute, code, ordinance, rule, decree, regulation or any common law of any Government Authority or jurisdiction.

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceedings or investigations (whether civil or criminal, judicial or administrative, at law or in equity, or public or private) by or before a Government Authority.

“Liability” means any liability, cost, expense (including reasonable attorneys’ fees), debt or obligation of any kind, character or description, and whether known or unknown, accrued, absolute, determined, determinable, contingent or otherwise, and regardless of when asserted or by whom.

“Lien” means any pledge, lien, charge, mortgage, right of first refusal or other option to purchase or otherwise acquire any interest, easement, security interest or other encumbrance or restriction on use, voting transfer or receipt of income or exercise of any other attribute of ownership.

“Losses” has the meaning ascribed to it in Section 7.2(a).

“Order” means any written order, injunction, judgment, decree, notice, ruling, writ, assessment or arbitration award of a Government Authority.

“Organizational Documents” means, with respect to an entity, its certificate of incorporation, articles of incorporation, by-laws, articles of association, memorandum of association, certificate of trust, trust agreement, partnership agreement, limited partnership agreement, certificate of formation, limited liability company agreement or operating agreement, as applicable.

“Party” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Permit” means any approval, authorization, consent, license, variance, clearance, order, exemption, permit or certificate of or issued by a Government Authority.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Government Authority or other entity.

“PRC” or “China” means the People’s Republic of China, excluding, for purposes of this Agreement, Hong Kong, the Macau Special Administrative Region of the PRC and Taiwan.

“Purchaser Indemnitee” has the meaning ascribed to it in Section 7.2(a).

“Purchase Price” means the consideration for the Subject Securities as specified in Schedule A attached hereto.

“Relevant Law” means any Law, including but not limited to (i) Bulletin 7 and (ii) applicable Law of the PRC with respect to capital gain and other similar income.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller Indemnitees” has the meaning ascribed to it in Section 7.2(b).

“Seller” has the meaning ascribed to it in the Preamble.

“Subject Securities” has the meaning ascribed to it in the Recitals.

“Tax” or “Taxes” means (a) any federal, national, provincial, municipal, local or taxes, duties, imposts, levies, or other like assessments in the nature of a tax, in each case, imposed by any Government Authority, including all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, tariffs (including import duty and import value-added tax), and other taxes, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Government Authority in connection with any item described in clause (a) above and (c) any form of transfer liability imposed by any Government Authority in connection with any item described in clauses (a) and (b) above.

“Third Party Claim” has the meaning ascribed to it in Section 7.2(c)(ii).

“Transfer” means, (i) when used as a verb, to sell, assign, dispose of, transfer, exchange, pledge, encumber, hypothecate or otherwise transfer securities, assets or other property or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction, merger, recapitalization, scheme of arrangement, amalgamation or other transaction or by operation of law), or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such securities, assets or other property or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“U.S.” means the United States of America.

Section 1.2 Interpretation and Rules of Construction.

(a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(i) the provision of a Table of Contents, the division of this Agreement into articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement;

(ii) any reference in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement, unless otherwise indicated. All Exhibits and Schedules hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein;

(iii) any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa;

(iv) the word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it;

(v) words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires;

(vi) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded;

(vii) the term “non-assessable,” when used with respect to any shares, means that no further sums are required to be paid by the holders thereof in connection with the issue thereof;

(viii) except as otherwise provided herein, any reference in this Agreement to $ or US$ means U.S. dollars, the lawful currency of the U.S.;

(ix) any agreement, instrument or statute defined or referred to herein or in any agreement, instrument or statute that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes; and

(x) whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(b) In the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Article II

Sale and Purchase of Securities

Section 2.1 Sale and Purchase of Securities. Upon the terms and subject to the conditions set forth herein, at the Closing, the Seller shall sell and transfer to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, all of the Seller’s right, title and interest to the Subject Securities, free and clear of all Liens, in exchange for the payment by the Purchaser to the Seller of the Purchase Price.

Section 2.2 Closing Date.

(a) The sale and purchase of all Subject Securities as contemplated by this Agreement (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures by email on the Closing Date.

(b) No later than six months after the Closing Date, the Purchaser shall deliver or cause to be delivered to the Seller an amount in cash equal to the Purchase Price, by wire transfer in immediately available funds to a bank account designated by the Seller in writing (the “Seller’s Account”). Promptly after the initiation of such wire transfer pursuant to this Section 2.2(b), the Purchaser shall deliver via email to the Seller reasonable evidence of such wire transfer. Upon receipt of the Purchase Price in the Seller’s Account, the Seller shall promptly (and in any event within the same Business Day) provide the Purchaser with a written confirmation via email of such receipt.

Section 2.3 Closing Deliveries by the Seller. At the Closing, the Seller shall

●     deliver to the Purchaser a duly executed instrument of transfer evidencing the sale of the Subject Securities to the Purchaser, in the form attached hereto as Exhibit B;

●     procure the Company to deliver to the Purchaser the share certificate in respect of the Subject Securities and the certified (by the Company’s director and transfer agent) true copy of the register of members of the Company evidencing the Purchaser as the sole registered and beneficial owner of the Subject Securities;

●     procure the Company to deliver to the Purchaser the certified (by the Company’s director and transfer agent) true copy of the register of directors of the Company evidencing the director of the Company is only Lei Yan.

Section 2.4 Post-Closing Deliveries. As soon as practicable after the Closing, the Seller shall deliver to the Purchaser seals of the Group Companies (if any), and such other books and records of the Company and Group Companies, only in cases where such seals and other books and records are under the control of the Seller or its Affiliates.

Article III

Representations and Warranties of the Seller

The Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date, except if a representation or warranty is made as of a specified date, as of such date, each of the representations and warranties contained in this Article III.

Section 3.1 Organization and Good Standing(a). The Seller is duly organized, validly existing and in good standing under the Laws of the place of its incorporation or formation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

Section 3.2 Title to the Subject Securities. The Seller is the sole and exclusive record owner of the Subject Securities as of the date hereof and as of the Closing Date. The Seller is the sole beneficial owner of the Subject Securities, and to the knowledge of the Seller, free and clear of any and all Liens. To the knowledge of the Seller, the Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Subject Securities, and other than this Agreement to which it is a party, there are no outstanding contracts or understandings to which the Seller is a party involving the purchase, sale or other acquisition or disposition of the Subject Securities or any interest therein. To the knowledge of the Seller, upon consummation of the Closing as provided in Article II, (i) the Purchaser will have good and valid title to the Subject Securities, free and clear of all Liens and restrictions on Transfer (except for restrictions on Transfer under applicable securities Laws), (ii) the Purchaser will be the sole shareholder of the Company and (iii) the Subject Securities shall be fully paid and non-assessable with the Purchaser being entitled to all rights accorded to a holder of Subject Securities. To the knowledge of the Seller, the sale of the Subject Securities pursuant to this Agreement is not subject to preemptive or other similar rights.

Section 3.3 Authorization. The Seller has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Seller have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller, and, assuming due authorization, execution and delivery by the Purchaser, constitutes legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of Law or a court of equity, and by applicable bankruptcy, insolvency and similar Law affecting creditors’ rights and remedies generally.

Section 3.4 Conflicts; Consents of Third Parties. The execution, delivery and performance by the Seller of this Agreement do not and will not (i) violate, conflict with or result in the breach of any provision of Organizational Documents of the Seller, (ii) conflict with or violate any Law or Order applicable to the Seller, or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, Permit or other instrument or arrangement to which any the Seller is a party or result in the creation of any Lien upon any of the properties or assets of the Seller, other than, in the case of clauses (ii) and (iii) above, any such conflict, violation, default, termination, amendment, acceleration, suspension, revocation or cancellation that would not, individually or in the aggregate, result in any materially adverse effect on the authority or ability of the Seller to perform its obligations under this Agreement.

Section 3.5 No Litigation. There are no Legal Proceedings by or against any of the Seller or the Subject Securities pending before any Government Authority or, to the knowledge of the Seller, threatened to be brought by or before any Government Authority (a) which would be reasonably expected to, individually or in the aggregate, result in a material adverse effect on the authority or ability of the Seller to perform its obligations under this Agreement or (b) that relate to or challenge the validity of this Agreement or the transactions contemplated hereby.

Section 3.6 Brokers. Except in connection with the delivery of the Subject Securities to the Purchaser’s brokerage account at the Closing, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

Section 3.7 Exempt Offering. Assuming the accuracy of the Purchaser’s representations and warranties herein, the offer and sale of the Subject Securities under this Agreement are or will be exempt from the registration requirements and prospectus delivery requirements of the Securities Act, and from the registration or qualification requirements of any other applicable securities Laws and regulations.

Section 3.8 Other Representations. The Company holds 100% of the equity interests of Fuwei Films (Shandong) Co., Ltd (富维薄膜(山东)有限公司).

Section 3.9 Disclosure. The Seller has disclosed to the Purchaser any and all material information relating to the Group Companies and the transactions contemplated hereunder and any other information which a reasonable buyer of the Subject Securities may reasonable think desirable or advisable, and all such information is true, accurate, correct and complete in any material respect, none of such information contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Seller is deemed to have disclosed to the Purchaser any such information that have been possessed by the Purchaser or of which the Purchase has actual knowledge as of the date hereof.

Article IV

Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Seller, as of the date hereof and as of the Closing Date, except if a representation or warranty is made as of a specified date, as of such date, each of the representations and warranties contained in this Article IV.

Section 4.1 Organization and Good Standing. The Purchaser is duly organized, validly existing and in good standing under the Laws of the place of its incorporation or formation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

Section 4.2 Authorization. The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Purchaser have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, assuming due authorization, execution and delivery by the Seller, constitutes legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of Law or a court of equity, and by applicable bankruptcy, insolvency and similar Law affecting creditors’ rights and remedies generally.

Section 4.3 Conflicts; Consents of Third Parties. The execution, delivery and performance by the Purchaser of this Agreement do not and will not (i) violate, conflict with or result in the breach of any provision of Organizational Documents of the Purchaser, (ii) conflict with or violate any Law or Order applicable to the Purchaser or the assets, properties or businesses of the Purchaser, or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, Permit or other instrument or arrangement to which the Purchaser is a party or result in the creation of any Lien upon any of the properties or assets of the Purchaser other than, in the case of clauses (ii) and (iii) above, any such conflict, violation, default, termination, amendment, acceleration, suspension, revocation or cancellation that would not affect the Purchaser’s ability in material respects to consummate the transactions contemplated herein.

Section 4.4 No Litigation. There are no Legal Proceedings by or against the Purchaser pending before any Government Authority or, to the knowledge of the Purchaser, threatened to be brought by or before any Government Authority (a) which would be reasonably expected to, individually or in the aggregate, result in a material adverse effect on the authority or ability of the Purchaser to perform its obligations under this Agreement or (b) that relate to or challenge the validity of this Agreement or the transactions contemplated hereby.

Section 4.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

Section 4.6 Purchase for Own Account; Economic Risk. The Purchaser is acquiring the Subject Securities not with a view to the distribution thereof in violation of the Securities Act. The Purchaser acknowledges that it (a) can bear the economic risk of its investment in the Subject Securities, (b) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Subject Securities and (c) has independently and without reliance upon the Seller, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement and complete the transactions contemplated hereunder, except that it has relied upon the Seller’s express representations, warranties, covenants and agreements in this Agreement.

Section 4.7 Private Placement; Non-U.S. Person. The Purchaser understands that (a) the Subject Securities have not been registered under the Securities Act or any state securities Laws and (b) the Subject Securities may not be sold unless such disposition is registered under the Securities Act and applicable state securities Laws or is exempt from registration thereunder. The Purchaser represents that either: (i) it is an institutional “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) or (ii) it is not a U.S. Person and is located outside of the United States, as such terms are defined in Rule 902 of Regulation S under the Securities Act.

Article V

Condition to the Closing

Section 5.1 Conditions to Obligations of All Parties.

(a) No Government Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement.

(b) No Legal Proceedings shall have been instituted by a Government Authority of competent jurisdiction or any third party that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement.

Section 5.2 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to purchase and pay for the Subject Securities as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by the Purchaser in its sole discretion:

(a) The representations and warranties of the Seller contained in Article III of this Agreement shall have been true and correct in all material respects (or, if qualified by materiality or material adverse effect, true and correct in all respects) on the date of this Agreement and on and as of the Closing Date (except for representations and warranties that expressly speak as of an earlier date, in which case on and as of such specified date).

(b) The Seller shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with by the Seller on or before the Closing Date.

(c) All corporate and other actions required to be taken by the Seller in connection with the sale of the Subject Securities shall have been completed.

Section 5.3 Conditions to Obligations of the Seller. The obligation of the Seller to sell and transfer the Subject Securities as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by the Seller in its sole discretion:

(a) The representations and warranties of the Purchaser contained in Article IV of this Agreement shall have been true and correct in all material respects (or, if qualified by materiality, true and correct in all respects) on the date of this Agreement and on and as of the Closing Date (except for representations and warranties that expressly speak as of an earlier date, in which case on and as of such specified date).

(b) The Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date.

(c) All corporate and other actions required to be taken by the Purchaser in connection with the purchase of the Subject Securities shall have been completed.

Article VI

Covenants and Additional Agreements

Section 6.1 Further Assurances. Each Party shall take all actions necessary or advisable and do all things (including to execute and deliver documents and other papers) necessary or advisable to consummate the transactions contemplated by this Agreement.

Section 6.2 Confidentiality and Publicity.

(a) Each Party agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person, other than their respective agents, representatives, Affiliates, employees, officers and directors who need to know such confidential information) all confidential information with respect to the other Parties, or relating to the transactions contemplated hereby, (ii) in the event that any Party or any agent, representative, Affiliate, employee, officer or director of such Party becomes legally compelled to disclose any such information (except for information that is legally required to be disclosed in any filing or reporting required under applicable securities law, including any filing on or in connection with a Schedule 13D or Schedule 13G, as the case may be, or any amendments thereto and including any rule or regulation of any national securities exchange), provide the relevant Party with prompt written notice of such requirement so that the relevant Party may, at its sole cost and expense, seek a protective order or other remedy or waive compliance with this Section 6.2(a), and (iii) in the event that such protective order or other remedy is not obtained, or the relevant Party waives compliance with this Section 6.2(a), furnish only that portion of such confidential information which is legally required to be provided and exercise its reasonable endeavors to obtain assurances that confidential treatment will be accorded such information; provided, however, that this Section 6.2(a) shall not apply to any information that, at the time of disclosure, is in the public domain and was not disclosed in breach of this Agreement by such Party or any of its agents, representatives, Affiliates, employees, officers or directors.

(b) No Party shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the Purchaser (in the case of a proposed release or announcement by the Seller) or of the Seller (in the case of a proposed release or announcement by the Purchaser), unless otherwise required by Law or Government Authority.

Section 6.3 Tax. Unless otherwise agreed by the Parties in writing, the Seller hereby acknowledges, covenants and agrees that (i) the Purchaser shall have no obligation to pay or deduct any Tax of any nature that is required by applicable Relevant Laws to be paid by the Seller, any of its Affiliates or any of their respective direct and indirect partners, members and shareholders arising out of the transactions contemplated by this Agreement and (ii) the Seller agrees to (x) bear and pay any Tax of any nature that is required by applicable Relevant Laws to be paid by it arising out of the transactions contemplated by this Agreement, and (y) procure the filing (for which filing the Purchaser shall provide reasonable assistance) for the above Taxes to be completed pursuant to the Relevant Laws.

Article VII

Indemnification

Section 7.1 Survival of Representations, Warranties and Covenants. The representations and warranties of each Party contained in this Agreement shall survive the Closing for a period of twelve (12) months. The covenants and other agreements of each Party contained in this Agreement shall survive the Closing until fully discharged in accordance with their terms, except for those covenants and agreements which shall be complied with or discharged prior to the Closing in accordance with the terms of this Agreement.

Section 7.2 Indemnification.

(a) Indemnification by the Seller. From and after the Closing, the Seller shall indemnify, defend and hold harmless the Purchaser and its Affiliates and its and their respective officers, directors, employees, agents, successors and permitted assigns (collectively, the “Purchaser Indemnitees”) from and against all Liabilities, losses, damages, claims, costs and expenses (including reasonable attorneys’ fees and expenses incurred in connection with the investigation or defense of any of the same or in responding to or cooperating with any governmental investigation), interest, awards, judgments, Taxes, fines and penalties (collectively, “Losses”) suffered or incurred by the Purchaser Indemnitees (in each case, whether absolute, accrued, conditional or otherwise and whether or not resulting from Third Party Claims) arising out of or relating to:

(i) any inaccuracy in or breach of any representation or warranty set forth in Article III by the Seller under this Agreement; or

(ii) any breach or violation of, or failure to perform, any covenants or agreements made herein by the Seller.

(b) Indemnification by the Purchaser. From and after the Closing, the Purchaser shall indemnify, defend and hold harmless the Seller, its Affiliates and its and their respective officers, directors, employees, agents, successors and permitted assigns (collectively, the “Seller Indemnitees”) from and against all Losses suffered or incurred by the Seller Indemnitees (in each case, whether absolute, accrued, conditional or otherwise and whether or not resulting from Third Party Claims) arising out of or relating to:

(i) any inaccuracy in or breach of any representation or warranty set forth in Article IV made herein by the Purchaser under this Agreement; or

(ii) any breach or violation of, or failure to perform, any covenants or agreements made herein by the Purchaser.

(c) Procedures Relating to Indemnification.

(i) Any Party seeking indemnification under this Section 7.2 (an “Indemnified Party”) shall promptly give the Party from whom indemnification is being sought (an “Indemnifying Party”) notice of any matter which such Indemnified Party has determined has given or would reasonably be expected to give rise to a right of indemnification under this Agreement stating in reasonable detail the nature of the claim, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 7.2 except to the extent the Indemnifying Party is materially prejudiced by such failure. With respect to any recovery or indemnification sought by an Indemnified Party from the Indemnifying Party that does not involve a Third Party Claim, if the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the notice from the Indemnified Party that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim. If the Indemnifying Party has disputed a claim for indemnification (including any Third Party Claim), the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution to such dispute. If the Indemnifying Party and the Indemnified Party cannot resolve such dispute in thirty (30) days after delivery of the dispute notice by the Indemnifying Party, such dispute shall be resolved by arbitration pursuant to Section 8.3.

(ii) If an Indemnified Party shall receive notice of any Legal Proceeding, audit, demand or assessment (each, a “Third Party Claim”) against it or which may give rise to a claim for Loss under this Section 7.2, within thirty (30) days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 7.2 except to the extent that the Indemnifying Party is materially prejudiced by such failure. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within fifteen (15) days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the Indemnifying Party’s expense. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

Section 7.3 Certain Limitations. The indemnification provided for in Section 7.2 shall be subject to the following limitations:

(a) The Indemnified Party shall not be entitled to recover under this Agreement or any other agreement or document entered into or delivered concurrent with or in connection with the execution of this Agreement more than once in respect of the same Losses suffered.

(b) In no event shall any Indemnifying Party be liable to any Indemnified Party for indemnification under Section 7.2 for any punitive, incidental, consequential, special or indirect damages, except to the extent any of the foregoing (i) is the reasonably foreseeable result of the applicable breach or (ii) is payable in connection with a Third Party Claim.

(c) Notwithstanding anything in this Agreement to the contrary, any Loss under this Article VII shall be determined without giving effect to any qualification contained in any representation and warranty as to materiality, including material adverse effect.

(d) Notwithstanding anything in this Agreement to the contrary, the limitations on indemnification and liability set forth in this Section 7.3 shall not apply to a claim for Losses arising out of fraud or willful misconduct by any Party.

(e) For the avoidance of doubt, an Indemnified Party shall be entitled to recover from the applicable Indemnifying Party under this Article VII for any Losses incurred by such Indemnified Party arising out of or resulting from the breach of any representation, warranty, covenant or agreement contained herein, as applicable, whether or not such Indemnified Party (or any of its Affiliates or Representatives) had any knowledge of the breach (or knowledge of any other facts or circumstances relating thereto) on or prior to the date hereof.

Section 7.4 Tax Treatment of Indemnification Payments. All indemnification payments made under this Article VII shall be treated as adjustments to the aggregate consideration paid to the Seller for Tax purposes, unless otherwise required by applicable Law.

Article VIII

Miscellaneous

Section 8.1 Expenses. Except as otherwise provided in this Agreement, each Party shall bear its own costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

Section 8.2 Governing Law. This Agreement and any dispute, controversy or claim arising out of or in connection with it or its subject matter shall be governed by, and construed in accordance with, the Laws of the State of New York (without regard to its conflicts of laws rules that would mandate the application of the Laws of another jurisdiction).

Section 8.3 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Agreement) (each a “Dispute”) shall be referred to and finally settled by arbitration.

(a) The place and seat of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in force (the “HKIAC Rules”). Each Party irrevocably and unconditionally consents to such arbitration as the sole and exclusive method of resolving any Dispute, other than any proceedings to seek the remedy of specific performance as contemplated by Section 8.4.

(b) The law of this arbitration clause as set forth in Section 8.2 shall be the Laws of the State of New York.

(c) The number of arbitrators shall be three (3). The claimant(s), irrespective of number, shall jointly appoint one arbitrator and the respondent(s), irrespective of number, shall jointly appoint one arbitrator. The third arbitrator, who shall serve as chairperson of the arbitral tribunal, shall be selected by the mutual agreement of the arbitrators appointed by the first two Parties. Any arbitrator that is not so appointed shall instead be appointed in accordance with the HKIAC Rules.

(d) The language to be used in the arbitration proceedings shall be English.

(e) Subject to the agreement of the arbitral tribunal, any Dispute(s) which arise subsequent to the commencement of arbitration of any existing Dispute(s) shall be resolved by the arbitral tribunal already appointed to hear the existing Dispute(s).

(f) The award of the arbitral tribunal shall be final, conclusive and binding upon the Parties.

(g) Judgment upon any award may be entered and enforced in any court having jurisdiction over a Party or any of its assets. For the purpose of the enforcement of an award, the Parties irrevocably and unconditionally submit to the jurisdiction of any competent court and waive any defenses to such enforcement, including any defenses based on lack of personal jurisdiction or inconvenient forum.

Section 8.4 Specific Performance. The Parties acknowledge and agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that, each Party shall be entitled to specific performance of the terms hereof. It is accordingly agreed that, each Party shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to enforce specifically (without proof of actual damages or harm, and not subject to any requirement for the securing or posting of any bond in connection therewith) such terms and provisions of this Agreement, this being in addition to any other remedy to which each Party is entitled at law or in equity.

Section 8.5 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed effectively given (i) when delivered personally by hand (with written confirmation of receipt), or (ii) when sent by fax (with written confirmation of transmission), in each case at the addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this Section 8.5) set forth under Exhibit A.

Section 8.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.7 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by (i) the Seller, directly or indirectly (by operation of law or otherwise), without the prior written consent of the Purchaser, and (ii) the Purchaser, directly or indirectly (by operation of law or otherwise), without the prior written consent of the Seller, and any attempted assignment in violation of this Section 8.7 shall be void; provided that the Purchaser may assign its rights and obligations under this Agreement to any of its Affiliates; provided further, that any such assignment shall not relieve the Purchaser of its obligations under this Agreement to the extent not performed by such Affiliate.

Section 8.8 Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile or PDF, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

Section 8.9 Termination.

(a) This Agreement may be terminated prior to the Closing by mutual written consent of the Parties.

(b) If this Agreement is terminated pursuant to the provision of Section 8.9(a), this Agreement shall be void and of no further force or effect, provided, however that no Party shall be relieved of any liability for a breach of this Agreement or for any misrepresentation hereunder that arises before such termination; provided, further, that the provisions of Section 1, Section 6.2, Article VII and this Article VIII shall survive the expiration or early termination of this Agreement.

** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

BaiJiaYun Group Ltd

By:	/s/ Gangjiang Li
	Name:	Gangjiang Li
	Title:	Authorized Signatory

[Signature Page to SPA]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

Aoji Holdings Co., Ltd

By:	/s/ Fengying Wang
	Name:	Fengying Wang
	Title:	Authorized Signatory

[Signature Page to SPA]

Schedule A

Schedule of Purchase Price

Purchase Price	US$	30,000,000

Schedule A

Exhibit A

Notice Address

If to the Purchaser:

Attn:	FengYing Wang

Address:	Room 1012, Guomao Building, the intersection of Fuqian Street and Guangzhou Road, Dongxin District, Dongying City, Shandong Province

E-mail:	Aojiholdings@163.com

If to the Seller:

Attn:	Xin Zhang

Address:	2C2280, Bldg 2, Zhongguancun Software Park, Haidian District, Beijing, China

E-mail:	zhangxin@baijiayun.com

Exhibit A

Exhibit B

Instrument of Transfer

FOR VALUE RECEIVED, BaiJiaYun Group Ltd (the “Transferor”) hereby sells, assigns and transfers unto Aoji Holdings Co., Ltd (the “Transferee”) of_________________ _______________________Shares in the capital of FUWEI FILMS（BVI）CO., LTD.

Dated this ______ day of ______________, 20__

[Remainder of Page Intentionally Left Blank]

Exhibit B

SIGNED by the above-named transferor and transferee.

Transferor:

BaiJiaYun Group Ltd

By:
Name:
	Title:	Authorized Signatory

SIGNED by the above-named transferor and transferee.

Transferee:

Aoji Holdings Co., Ltd

By:
Name:
	Title:	Authorized Signatory